Exhibit 10.13

ENTRADE CONVERTIBLE PROMISSORY NOTE NO. 2

THE TIMELY SATISFACTION OF THE RELEASE CONDITIONS SET FORTH IN THE ESCROW AGREEMENT ATTACHED TO THIS NOTE AS EXHIBIT B-1 ARE A CONDITION PRECEDENT TO ANY AND ALL OF THE OBLIGATIONS OF MAKER UNDER THIS NOTE. IN THE EVENT THAT THE RELEASE CONDITIONS SET FORTH IN THE ESCROW AGREEMENT ATTACHED TO THIS NOTE AS EXHIBIT B-1 ARE NOT TIMELY SATISFIED AS SET FORTH THEREIN, THEN THIS NOTE SHALL BE OF NO FORCE OR EFFECT AND THIS NOTE SHALL BE DEEMED NULL AND VOID WITHOUT FURTHER ACTION OF MAKER.

$408,497.00

November 22, 2005

The undersigned (“Maker”), ENTRADE INC., a Pennsylvania corporation, for value received, and intending to be legally bound hereby, promises to pay to the order of Joe Kowal, (“Payee”), at 24 Valerio, Newport Beach, CA 92660, or at such other place or places as Payee may designate in writing, the principal sum of FOUR HUNDRED EIGHT THOUSAND FOUR HUNDRED NINETY-SEVEN AND 00/100 DOLLARS ($408,497.00), with interest accruing on such principal sum from and after November 1, 2005 at the rate of 4.04% per annum, with all principal and accrued but unpaid interest owed hereunder payable in full on October 31, 2006 (the “Maturity Date”).

Prepayment. This Note may be not prepaid by Maker; provided that Maker’s election of a Conversion (as defined below) shall not be deemed a prepayment in violation of this paragraph.

Events of Default. It is expressly agreed by Maker that time is of the essence hereof, and it shall be an “Event of Default” hereunder if:

(i) Maker shall fail to pay any amount of principal or interest due hereunder and such failure shall continue for seven (7) days after Payee notifies Maker thereof in writing;

(ii) Maker shall fail to perform or observe any other material term, covenant or agreement on its part to be performed or observed pursuant to this Note, or any other agreement executed by Maker or Buyer in connection therewith, and the failure of Maker or Buyer to cure such default within 30 days of written notice of such default by Payee to Maker;

(iii) Maker is or becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due, or Maker applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for Maker or any of its property, or makes a general assignment for the benefit of creditors, or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Maker or for a substantial part of Maker’s property and is not discharged within ninety (90) days, or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law is commenced in respect of Maker, and if such case or proceeding is not commenced in respect of Maker, it is consented to or acquiesced in by Maker or remains for ninety (90) days undismissed, or Maker takes any action to authorize, or in the furtherance of, any of the foregoing;

(iv) Maker does not have, nor has it reserved, sufficient authorized capital stock under its charter to issue shares upon Conversion of this Note on or before October 31, 2006, or the last day of any calendar month thereafter through and including October 31, 2007; or

(v) A “Sale of the Business” shall have occurred. For purposes of this Note, a “Sale of the Business” shall mean the sale of substantially all of the assets of the Business (as that term is defined in that certain Asset Purchase Agreement dated of even date herewith, by and among Maker, Payee and Public Liquidation Systems, Inc. and Asset Liquidation Group, Inc., both Nevada corporations doing business as Nationwide Auction Systems (the “Purchase Agreement”), or if the Business is then being conducted in a separate legal entity, the sale of more than 50% of the outstanding capital stock of such entity.

Upon the occurrence and during the continuation of an Event of Default hereunder, Payee shall be entitled, by written notice to Maker, to declare this Note to be, and upon such declaration the entire unpaid principal balance hereunder, together with all accrued interest thereon, shall become immediately due and payable. In addition, Payee shall be entitled to exercise all rights of Payee hereunder and under applicable law, including the right to collect from Maker all sums due under this Note.

In addition to the other sums payable hereunder, Maker agrees to pay to the holder, within fifteen (15) days of demand, all reasonable attorneys’ fees and costs that may be incurred by the holder of this Note in enforcing any of the terms hereof after an Event of Default.

Conversion Into Common Stock. At any time while this Note is outstanding, and subject to the terms and conditions set forth below, either party may elect to convert (a “Conversion”) the entire principal balance of this Note, and all accrued and unpaid interest thereon, into shares of Maker’s common stock (the “Conversion Shares”).

If the Conversion occurs on or after the Maturity Date, the price at which at this Note will be converted into the Conversion Shares is $1.70 per share (the “Conversion Price”). If the Conversion occurs prior to the Maturity Date, then regardless of the Conversion Price then in effect, this Note shall be convertible into 250,000 Conversion Shares.

Payee acknowledges that as of the date of this Note the Maker does not have sufficient capital stock under its charter to issue the Conversion Shares upon Conversion of this Note. Neither Maker nor Payee may elect a Conversion unless at the time of such election the Maker has sufficient authorized capital stock to issue all of the Conversion Shares.

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Notwithstanding anything to the contrary herein, the Maker agrees to take such corporate or other action as may be necessary to permit the issuance of the Conversion Shares on or before October 31, 2006. In the event that Maker is unable to issue the Conversion Shares on or before the October 31, 2006 (regardless of whether or not Payee has elected a Conversion), then the Conversion Price shall be reduced automatically by $0.17 per share (the “Conversion Price Reduction Amount”) for every month following October 31, 2006 that the Maker remains unable to issue the Conversion Shares, provided that, except as otherwise provided in the immediately following paragraph, in no event shall the Conversion Price be reduced below $0.85 per share.

If Maker shall (i) pay a dividend or make a distribution in shares of capital stock (whether shares of common stock or capital stock of any other class), (ii) effect a stock split or subdivide its outstanding common stock, (iii) effect a reverse stock split or combine the outstanding common stock into a smaller number of shares, or (iv) effect any other reclassification or recapitalization, the number and types of shares of capital stock into which this Note is convertible, the Conversion Price and the Conversion Price Reduction Amount in effect immediately prior thereto shall be adjusted so that upon the subsequent Conversion of this Note Payee shall be entitled to receive the number and type of shares of capital stock of Maker which Payee would have owned or have been entitled to receive after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date for any event requiring such adjustment or shall become effective immediately after the effective date of such event if no record date is set. If Maker shall pay any cash dividends, dividends payable in property or, except as otherwise provided in the immediately foregoing sentence, other distributions of any kind made in respect of the Conversion Shares, the Conversion Price in effect immediately prior thereto shall be reduced by the fair market value of such dividends or distributions; provided that, at such time as the Conversion Price shall have been reduced to zero, at the option of Payee, this Note shall automatically be deemed to have been converted and the Conversion Shares subject thereto shall be deemed to have been issued to Payee in accordance with the terms of this Agreement, and the remaining portion of such dividends or distributions, if any, shall be distributed as soon as practicable to Payee.

As long as Payee’s conversion rights are in effect, upon such time, if ever, that Maker shall have sufficient authorized capital stock under its charter to issue the Conversion Shares, Maker shall promptly notify Payee of such event and shall immediately reserve and keep available out of its authorized but unissued common stock, for the purpose of effecting the Conversion, such number of its duly authorized shares of common stock as shall from time to time be sufficient to effect the Conversion. Maker covenants that all Conversion Shares which may be issued upon Conversion will upon issue be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Maker’s filing of any report with the Securities and Exchange Commission, which sets forth that Maker has amended its charter documents to increase the number of shares it is authorized to issue, shall constitute sufficient notice to Payee of Maker’s notice obligations hereunder.

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All Conversion Shares, when issued, shall be delivered to the escrow agent identified in the escrow agreement attached hereto as Exhibit B-1 (the “Escrow Agreement”). Payee and Maker will deliver the Escrow Agreement to the escrow agent as soon as practicable after the execution of this Note to obtain the escrow agent’s review and approval of the Escrow Agreement, and upon obtaining such approval, the escrow agent, Payee and Maker shall execute and deliver the Escrow Agreement. The Conversion Shares shall be held subject to the terms and conditions of the Escrow Agreement.

Payee acknowledges that unless and until a Conversion is elected, Payee shall have no voting or other rights in respect of the Conversion Shares, except as expressly set forth herein.

Notice and Irrevocability. Notice of a Conversion by either party (a “Conversion Notice”) shall be made by delivering a written instrument to the other party. The Conversion Notice shall state that the exercising party is exercising its right to cause a Conversion, and shall be effective as of the date set forth on such Conversion Notice. Delivery may be made by US Mail, overnight courier, facsimile, or any other manner reasonably designed to reach the intended recipient. Any Conversion Notice, once delivered, shall be irrevocable.

The Conversion Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof. Payee represents, warrants and covenants as set forth below and such representations and warranties shall be true and correct as of the Conversion date:

(i) Payee is an “Accredited Investor” as that term is defined in Regulation D under the Securities Act; (ii) has adequate means of providing for current needs; (iii) has no need for liquidity in this investment; and (iv) is able to bear the substantial economic risks of an investment in the Conversion Shares for an indefinite period, including the loss of the entire investment.

(ii) Payee recognizes that an investment in the Conversion Shares involves substantial risks, and payee has taken full cognizance of and understands all of the risk factors related to such investment in the Conversion Shares.

(iii) Payee has not received any general solicitation or general advertising concerning Entrade or the Conversion Shares, nor is Payee aware that any such solicitation or advertising was received by anyone else.

(iv) Payee has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Conversion Shares and has the capacity to protect his own interests in connection with the transaction. Payee further represents that he must bear the economic risk of such investment indefinitely unless the Conversion Shares are registered pursuant to the Securities Act or an exemption from registration is available. Payee also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Payee to transfer all or any portion of the Conversion Shares under the circumstances, in the amounts or at the time Payee might propose.

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(v) In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Conversion date, the certificates representing the Conversion Shares shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Entrade’s transfer agent), stating substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT, UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT).

Miscellaneous. Except as otherwise provided in this Note, Maker hereby waives notice of non-payment, notice of dishonor, and protest of any dishonor, and agrees that its liabilities shall be unconditional without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the holder hereof. Further, Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the holder hereof with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker and without affecting its liability hereunder.

The holder hereof shall not by any act of omission or commission be deemed to waive any of its right or remedies hereunder unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The waiver of any event shall not be construed as a waiver of any other right or remedy, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or of any other right or remedy.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is deemed to be invalid or unenforceable under such law, such provision shall be ineffective only to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other provision of this Note.

Maker (and the undersigned representative of Maker, if any) represents that Maker has full power and authority and legal right to execute and deliver this Note and this Note shall be binding on Maker and its respective successors and assigns.

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This Note shall be governed by and construed according to the internal laws of the State of Illinois without regard to principals of conflicts of law.

IN WITNESS WHEREOF, Maker has duly executed this Convertible Promissory Note as of the date first above written.

ENTRADE INC.

By:
President

6

EXHIBIT B-1

ESCROW AGREEMENT

ESCROW AGREEMENT, made and entered into as of the              day of November 2005, among Joseph Kowal (hereinafter referred to as “Seller”), Entrade, Inc. (hereinafter referred to as “Entrade”), and Wells Fargo Bank, N.A. (hereinafter referred to as the “Escrow Agent”).

WHEREAS, Entrade has issued to Seller a Convertible Promissory Note No. 2 on November 22, 2005 (the “Entrade Note”), which Entrade Note is convertible into shares of common stock of Entrade upon the terms and subject to the conditions set forth or referred to in the Entrade Note; and

WHEREAS, Seller has agreed to place in escrow all of the shares issuable upon a conversion of the Entrade Note (“Conversion Shares”) to be released to Seller only in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to act as escrow agent on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, Entrade and the Escrow Agent agree as follows:

1. Designation of Escrow Agent.

To the extent that the Entrade Note is converted into Conversion Shares, the Escrow Agent is hereby appointed escrow agent to hold and dispose of all of the Conversion Shares, if any, provided for herein, in accordance with the terms and conditions set forth in this Agreement, and the Escrow Agent accepts such designation and agrees to hold and dispose of such escrowed funds and escrow shares in accordance with the provisions of this Agreement. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document.

2. Procedure for Depositing Conversion Shares.

In the event the Entrade Note is converted into Conversion Shares in accordance with the terms of the Entrade Note, Entrade shall issue the shares in the name of the Seller and Entrade shall deliver the certificates representing all of such shares directly to the Escrow Agent. For purposes of this Agreement, all Conversion Shares delivered to Escrow Agent shall be referred to as the “Escrow Shares.”

Exhibit B-1

3. Escrow Disbursement Procedures.

(a) Seller and Entrade have agreed that the Escrow Shares will be released to Seller upon: (i) the achievement of certain performance targets related to the Business (as that term is defined in that certain Asset Purchase Agreement (the “Purchase Agreement”) dated of even date herewith, by and among Seller, Entrade and Public Liquidation Systems, Inc. and Asset Liquidation Group, Inc., both Nevada corporations doing business as Nationwide Auction Systems (“Nationwide”), and (ii) Seller’s uninterrupted and continuing compliance as of the date of any Release Notice with the terms and conditions of that certain Non-Competition Agreement between Seller and Nationwide of even date herewith. Those performance targets are attached hereto as Exhibit 1 and each is referred to as a “Performance Target”). Satisfaction of both of these conditions is referred to as a “Release Event.”

(b) Commencing on January 1, 2006 and continuing until October 31, 2007, Entrade shall, on a monthly basis, make a determination as to whether a Release Event has occurred. Within 5 days of making a determination that a Release Event has occurred, Entrade shall provide written notice to Seller and the Escrow Agent of the same, which notice shall be in the form of Attachment A-1 hereto, with blanks completed, (collectively referred to herein as a “Release Notice”). Upon receipt from Entrade of a Release Notice, the Escrow Agent shall within five business days deliver to Seller, at Seller’s offices address forth at Section 7, all of the Escrow Shares.

(c) If on the second anniversary date of this Agreement, the Escrow Agent is in possession of any Escrow Shares, all such Escrow Shares shall be returned to Entrade, at Entrade’s address set forth at Section 7.

(d) Upon distribution the last of the Escrow Shares pursuant to this Section 3, this Agreement and the escrow created hereunder shall terminate, excepting the provisions of Section 6.

4. Escrow Agent’s Disclaimers.

The obligations of the Escrow Agent under this Agreement are subject to the following terms and conditions:

(a) Except for this Agreement, the Escrow Agent is not a party to and is not bound by any other agreement between Seller and Entrade. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

(b) The Escrow Agent acts hereunder as a depository only and is not responsible for or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any certificates, documents or other materials deposited with it. The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it with respect to the subject matter of this

Exhibit B-1

Agreement unless it is requested to do so by one of the parties and is indemnified by such requesting party to the Escrow Agent’s satisfaction against the cost and expenses including attorneys’ fees of such defense, unless arising from the Escrow Agent’s bad faith or willful misconduct. The Escrow Agent shall not be required to institute legal proceedings of any kind. The Escrow Agent shall not be required to perform any acts, which will violate any law or applicable rules of any governmental agency.

(c) The Escrow Agent shall not in any way be bound or affected by any notice of modification or cancellation of this Agreement unless in writing signed by Seller and Entrade, nor shall the Escrow Agent be bound by any modification hereof unless the same shall be reasonably satisfactory to it. The Escrow Agent shall be entitled to rely upon any notice, certification, demand or other writing delivered to it hereunder by Seller or Entrade without being required to determine the authenticity or the correctness or any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment.

(d) The Escrow Agent may consult counsel and act in reliance upon any signature reasonably believed by it to be genuine, and may assume that any person purporting to give any notice or receipt, or make any statements, in connection with the provisions hereof has been duly authorized to do so.

(e) The Escrow Agent may consult counsel and act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith, and neither it, its directors, officers or employees shall be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(f) Seller and Entrade, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent’s gross negligence, bad faith, or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

5. Resignation of Escrow Agent.

The Escrow Agent may resign and be discharged of its duties as Escrow Agent hereunder upon thirty days’ written notice to Seller and Entrade. Such resignation shall take effect thirty days after the giving of such notice, or upon receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and upon delivery by the Escrow Agent to such successor of the Escrow Account and the Escrow Shares.

6. Escrow Agent’s Fees and Expenses.

The Escrow Agent shall be entitled to its customary fees for its services. The Escrow Agent shall be entitled to reimbursement from the parties on demand for all expenses incurred in connection with the administration of this Agreement or the escrow created hereby, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder. As between themselves, Seller and Entrade agree to share equally the cost of Escrow Agents fees hereunder.

Exhibit B-1

7. Notice.

Any notice, direction, request, instruction, legal process or other instruments to be given or served hereunder by any party to another shall be in writing, shall be delivered personally or sent by certified mail or overnight courier, return receipt requested, to the respective party or parties at the following addresses, and shall be deemed to have been given when received.

If to Seller:	Joe Kowal
24 Valerio
Newport Beach, CA 92660

With a copy to:	Bart Greenberg
Manatt Phelps Phillips
695 Town Center Drive
Costa Mesa, CA 92626

If to Entrade:	Entrade Inc.
500 Central Avenue
Northfield, IL 60093
Attn: Ron Rosenfeld

If to the Escrow Agent	Wells Fargo Bank
Corporate Trust Services
707 Wilshire Blvd., 17th Floor
Los Angeles, CA 90017
Attention: __________________________
Telephone: (213) 614-3352
Facsimile: (213) 614-3355

Any party may change its address by written notice to each of the other parties.

8. Governing Law.

This agreement shall be governed by and interpreted in accordance with the laws of the State of California and shall be binding on the successors and assigns of the parties hereto.

9. Dispute Resolution.

It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Shares, or should any claim be made upon such Escrow Shares by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its

Exhibit B-1

possession without liability to anyone, all or any of said Escrow Shares until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a Court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Shares.

10. Consent to Jurisdiction and Service. Seller and Purchaser hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of California and of any Federal court located in said State in connection with any actions or proceedings brought against them or either of them by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, said parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to them or either of them at their respective addresses in accordance with Section 7 hereof.

11. Force Majeure. Neither Seller nor Entrade nor Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication time failures, computer viruses, power failures, earthquakes or other disasters.

IN WITNESS WHEREOF, Seller, Purchaser and the Escrow Agent have executed this Agreement as of the date set forth in the first paragraph.

JOSEPH KOWAL

ENTRADE INC.

By:
Peter R. Harvey
Its:	President

WELLS FARGO BANK, N.A.

By:
Its:

Exhibit B-1

EXHIBIT 1

PERFORMANCE TARGETS FOR RELEASE OF CONVERSION SHARES

Entrade agrees that it will deliver a Release Notice to the Escrow Agent upon the achievement of the following performance targets, provided that such have been achieved on or before October 31, 2007.

For purposes of this schedule: (i) “Monthly Net Income of the Business” shall have the meaning ascribed to such term in that certain Asset Purchase Agreement (the “Purchase Agreement”) dated of even date herewith, by and among Joseph Kowal, Entrade, Inc., a Pennsylvania corporation, and Public Liquidation Systems, Inc. and Asset Liquidation Group, Inc., both Nevada corporations doing business as Nationwide Auction Systems (“Nationwide”); and (ii) “Non-Compete Agreement” shall have the meaning ascribed to such term in the Purchase Agreement.

If the Monthly Net Income of the Business:	And	Then Entrade will Deliver a Release Notice for
3 consecutive months* of average Monthly Net Income of not less than $375,000	Kowal is then in compliance with the Non-Compete Agreement and has been in uninterrupted compliance from November 22, 2005	250,000 Shares

*	includes any month before or after the month in which the Escrow Agreement is executed.

Exhibit B-1

ATTACHMENT B-1

FORM OF RELEASE NOTICE

To:

Wells Fargo Bank

Corporate Trust Services

707 Wilshire Blvd., 17th Floor

Los Angeles, CA 90017

Attention:

Pursuant to Section 3 of the Escrow Agreement by and among Joe Kowal, Entrade Inc and you dated November 22, 2005, with respect to Convertible Promissory Note No. 2 dated November 22, 2005, you are hereby authorized and directed to release and distribute to Joseph Kowal, 250,000 of the Escrow Shares held by you as escrow agent under the referenced escrow agreement.

Date:

ENTRADE INC.,

By:
Peter Harvey
Its:	President

Exhibit B-1